UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 21, 2011

TomoTherapy Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	001-33452	39-1914727
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1240 Deming Way, Madison, Wisconsin		53717
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	608-824-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 28, 2010 and July 9, 2010, two separate derivative lawsuits were filed in the Circuit Court of Dane County in Madison, Wisconsin (the "Court") by certain shareholders of TomoTherapy Incorporated (the "Company") against (a) certain of the Company’s officers and all of the persons who have served as the Company’s directors since May 9, 2007 (collectively, the "Individual Defendants") and (b) the Company, as nominal defendant. In their respective complaints (together, the "Complaints"), each of the named plaintiffs, The Dixon Family Living Trust and David Huh, allege that all of the Individual Defendants breached their fiduciary duties and that certain Individual Defendants were unjustly enriched. The Complaints were consolidated on October 11, 2010.

On March 4, 2011, the parties entered into a Stipulation of Settlement expressing their intention to seek court approval to settle the derivative lawsuits. Under the proposed settlement as outlined in the Stipulation of Settlement (the "Proposed Settlement"), the claims asserted in the Complaints against the Individual Defendants and the Company would be dismissed with prejudice and released in exchange for (a) a payment of $275,000 in attorneys' fees, of which $25,000 would be paid by the Company and the remaining $250,000 would be paid by the Company’s insurance carrier, and (b) the implementation by the Company of a number of specified corporate governance changes, primarily relating to accounting, finance and internal controls. No payment would be made to the Company or to any individual shareholders under the terms of the Proposed Settlement.

On March 21, 2011, the Court entered a preliminary order requiring that the Company provide a notice of settlement ("Notice") to its shareholders by no later than March 31, 2011. The Notice provides that any person who was a shareholder of record or beneficial owner of the Company as of March 4, 2011 and who wishes to object to the Proposed Settlement may enter an appearance through counsel of such shareholder’s own choosing and at such shareholder’s own expense or may appear on his or her own behalf and be heard at the settlement hearing conducted by the Court on May 13, 2011 at 1:00 p.m. However, no such shareholder will be heard at the settlement hearing unless no later than fourteen (14) court days prior to the date of the settlement hearing, such shareholder has filed with the Court, and delivered to plaintiffs’ counsel and the Company’s counsel, a written notice of objection, such shareholder’s grounds for opposing the Proposed Settlement, and proof of both such shareholder’s status as a shareholder and the dates of such shareholder’s stock ownership in the Company. Only shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the settlement hearing unless the Court orders otherwise.

The Notice, which describes the terms of the Proposed Settlement and provides further information concerning the method for objecting to the Proposed Settlement, is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number Description
99.1 Notice of Settlement issued pursuant to order of the Court on March 21, 2011

The foregoing information (including the exhibit hereto) is being furnished under “Item 8.01. Other Events” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TomoTherapy Incorporated

March 24, 2011	By:	/s/ Brenda S. Furlow

Name: Brenda S. Furlow
Title: VP, Corp Secy & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Notice of Settlement issued pursuant to order of the Court on March 21, 2011